As filed with the Securities and Exchange Commission on January 17, 2001.

Registration No. 333-
_______________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TYSON FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	201 (Primary Standard Industrial Classification Code Number)	71-0225165 (I.R.S. Employer Identification Number)

2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999
(501) 290-4000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
_____________________________________

Les R. Baledge
Executive Vice President and General Counsel
Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999
(501) 290-4000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
_____________________________________

Copies to:

Jeffrey J. Gearhart, Esq.
Kutak Rock LLP
425 West Capitol Avenue, Suite 1100
Little Rock, Arkansas 72201
(501) 975-3000

________________________________________

        Approximate date of commencement of proposed sale of the Securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.625% Notes due 2004....................	$500,000,000	100%	$500,000,000	$46,000.00
7.250% Notes due 2006....................	$750,000,000	100%	$750,000,000	$69,000.00
8.250% Notes due 2011....................	$1,000,000,000	100%	$1,000,000,000	$92,000.00
TOTAL	$2,250,000,000	100%	$2,250,000,000	$207,000.00

(1) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.

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Subject to Completion, dated January 17, 2001

Prospectus

$2,250,000,000

[Tyson Logo]

Offer to Exchange New Notes For Outstanding:

$500,000,000 6.625% Notes Due 2004

$750,000,000 7.250% Notes Due 2006

$1,000,000,000 8.250% Notes Due 2011

_________________________

Material Terms Of Exchange Offer:

  The terms of the new notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the new notes.
  There is no existing public market for the outstanding notes or the new notes. Like the outstanding notes, the new notes will not be listed on any securities exchange.
  The exchange offer expires at 5:00 p.m., New York City time, _____________, 2002, unless extended by us.
  The exchange of the outstanding notes will not be a taxable event for U.S. federal income tax purposes.
  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

________________________

For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 7 of this prospectus.

Neither the SEC nor any state securities commission has approved the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2002

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 180th day after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

TABLE OF CONTENTS

Tyson Foods, Inc. is a Delaware corporation. Tyson's principal executive offices are located at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, and our telephone number is (501) 290-4000.

On September 28, 2001, Tyson completed its acquisition of IBP, inc. and IBP became a wholly-owned subsidiary of Tyson.

In this prospectus, "Tyson," "Company," "we," "us" and "our" refer to Tyson Foods, Inc. and its subsidiaries, unless the context requires otherwise. However, for purposes of the section entitled "Description of New Notes," whenever we refer to "Tyson" or to "us," or use the terms "we" or "our," we are referring only to Tyson Foods, Inc. and not to any of our subsidiaries. "IBP" refers to IBP, inc. and its subsidiaries.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

This document contains forward-looking statements that involve risks and uncertainties. These statements may be made about the financial condition, results of operations and business of Tyson. These statements may be made directly in this document referring to Tyson or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

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These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward looking statements include, among others, the following:

  the risk that Tyson and IBP will not successfully integrate their combined operations;

  the risk that Tyson and IBP will not realize estimated synergies;

  unknown costs relating to the merger with IBP;

  risks associated with the availability and costs of financing, including cost increases due to rising interest rates;

  fluctuations in the cost and availability of raw materials, such as feed grain costs, live cattle and live hogs;

  the impact of weather on the supply and cost of raw materials;

  changes in the availability and relative costs of labor and contract growers;

  market conditions for finished products, including the supply and pricing of alternative proteins;

  effectiveness of advertising and marketing programs;

  changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws;

  access to foreign markets together with foreign economic conditions, including currency fluctuations;

  the effect of, or changes in, general economic conditions; and

  adverse results from on-going litigation.

You should not place undue reliance on the forward-looking statements, which speak only as of the date of this document or, in the case of a document incorporated by reference, the date of that document. See "Where You Can Find More Information" below.

The cautionary statements in this section expressly qualify, in their entirety, all subsequent forward-looking statements attributable to Tyson or any person acting on their behalf. Tyson does not undertake any obligation to publicly update or revise any forward looking statements based on the occurrence of future events, the receipt of new information or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Tyson files annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at

prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference room. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We will provide you without charge a copy of the new notes, the indenture governing the new notes and other material agreements that we summarize in this prospectus. You may request copies of these documents by contacting us at: Tyson Foods, Inc., 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, Attention: Treasurer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus the documents Tyson files with the Commission. This means that we are disclosing important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that Tyson files later with the Commission will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents filed with the Commission:

  Tyson's Current Report on Form 8-K filed August 16, 2001, as amended by the Current Reports on Forms 8-K/A filed August 31, 2001 (Amendment No. 1) and October 12, 2001 (Amendment No. 2); and

  Tyson's Annual Report on Form 10-K for fiscal year ended September 29, 2001.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus and prior to the termination of this offering shall also be deemed to be incorporated herein by reference.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

As used in this prospectus, the term "prospectus" means this prospectus, including the documents incorporated by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus.

You may request a copy of these filings at no cost by writing to Tyson's Treasurer, 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, or telephoning us at (501) 290-4000.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes included or incorporated by reference in this prospectus.

Tyson

Tyson is the world's largest processor and marketer of chicken, beef and pork products, and produces a wide variety of brand name, processed food products. With the acquisition of IBP, Tyson became the world's leading protein company and is the recognized market leader in almost every retail and foodservice market it serves. The Company has approximately 120,000 team members in over 130 processing locations in 35 states and five international locations, and exports to over 75 countries worldwide.

Purpose of the Exchange Offer

On September 27, 2001, we sold, in an offering exempt from the registration requirements of the Securities Act of 1933, $500,000,000 of our 6.625% Notes due 2004, $750,000,000 of our 7.250% Notes due 2006 and $1,000,000,000 of our 8.250% Notes due 2011. We refer to these three series of outstanding notes as "outstanding notes" in this prospectus. We used the net proceeds from the sale of the outstanding notes to repay indebtedness incurred or assumed in connection with the IBP acquisition.

        Simultaneously with the offering, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes. Under the agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the outstanding notes, to become effective on or before March 31, 2002. We refer to the notes to be registered under this exchange offer registration statement as "new notes" in this prospectus. You may exchange your outstanding notes for new notes in this exchange offer. You should read the discussion under the headings " -- Summary of the Exchange Offer," "The Exchange Offer" and "Description of the New Notes" for further information regarding the new notes.

        We did not register the outstanding notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. Anyone who still holds outstanding notes after the exchange offer may be unable to resell their outstanding notes.

        However, we believe that holders of the new notes may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "-- Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the new notes.

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Summary of the Exchange Offer

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes included or incorporated by reference in this prospectus.

Tyson

Tyson is the world's largest processor and marketer of chicken, beef and pork products, and produces a wide variety of brand name, processed food products. With the acquisition of IBP, Tyson became the world's leading protein company and is the recognized market leader in almost every retail and foodservice market it serves. The Company has approximately 120,000 team members in over 130 processing locations in 35 states and five international locations, and exports to over 75 countries worldwide.

Purpose of the Exchange Offer

On September 27, 2001, we sold, in an offering exempt from the registration requirements of the Securities Act of 1933, $500,000,000 of our 6.625% Notes due 2004, $750,000,000 of our 7.250% Notes due 2006 and $1,000,000,000 of our 8.250% Notes due 2011. We refer to these three series of outstanding notes as "outstanding notes" in this prospectus. We used the net proceeds from the sale of the outstanding notes to repay indebtedness incurred or assumed in connection with the IBP acquisition.

        Simultaneously with the offering, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes. Under the agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the outstanding notes, to become effective on or before March 31, 2002. We refer to the notes to be registered under this exchange offer registration statement as "new notes" in this prospectus. You may exchange your outstanding notes for new notes in this exchange offer. You should read the discussion under the headings " -- Summary of the Exchange Offer," "The Exchange Offer" and "Description of the New Notes" for further information regarding the new notes.

        We did not register the outstanding notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. Anyone who still holds outstanding notes after the exchange offer may be unable to resell their outstanding notes.

        However, we believe that holders of the new notes may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "-- Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the new notes.

Summary of the Exchange Offer
Initial Offering of Outstanding Notes......................................

We sold the outstanding notes on September 27, 2001 to J.P. Morgan Securities, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; SunTrust Capital Markets, Inc.; Mizuho International plc; Rabobank International, acting through its London Branch; Scotia Capital (USA) Inc. and Daiwa Securities SMBC Europe Limited. We collectively refer to these parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to (1) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (2) outside the United States in accordance with Regulation S under the Securities Act.

Exchange and Registration Rights Agreement.......................................

Simultaneously with the initial sale of the outstanding notes, we entered into an exchange and registration rights agreement for the exchange offer. In the exchange and registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 225 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the exchange and registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes or with respect to the new notes.

The Exchange Offer...................................

We are offering to exchange the new notes, which have been registered under the Securities Act, for your outstanding notes. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue new notes promptly after the expiration of the exchange offer.

Resales......................................................

We believe that the new notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

  The new notes are being acquired in the ordinary course of your business;

  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer; and

  you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer. See "Plan of Distribution."

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Record Date..............................................	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on _______________, 2002.
Expiration Date..........................................	The exchange offer will expire at 5:00 p.m., New York City time, _______________, 2002, unless we decide to extend the expiration date.
Conditions to the Exchange Offer..........................................................	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.
Procedures for Tendering Outstanding Notes......................................

We issued the outstanding notes as global notes. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as book-entry depositary. JPMorgan Chase Bank issued a certificateless depositary interest in each global note we deposited with it, which together represent a 100% interest in the outstanding notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interests, are shown on records maintained in book-entry form by DTC.

3

You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter of transmittal. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer--Exchange Agent" for more information.

Special Procedures for Beneficial Owners......................................

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights......................................	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on _______________, 2002.
Federal Income Tax Considerations...........................................	The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.
Use of Proceeds.........................................	We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent..........................................	JPMorgan Chase Bank is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the New Notes

        The form and terms of the new notes are the same as the form and terms of the outstanding notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The new notes represent the same debt as the outstanding notes. Both the outstanding notes and the new notes are governed by the same indenture. We use the term notes in this prospectus to collectively refer to the outstanding notes and the new notes.
Issuer.......................................................	Tyson Foods, Inc.

Notes Offered..........................................	$500,000,000 principal amount of 6.625% Notes due 2004. $750,000,000 principal amount of 7.250% Notes due 2006. $1,000,000,000 principal amount of 8.250% Notes due 2011.

Maturity...................................................	The 2004 Notes will mature on October 1, 2004, the 2006 Notes will mature on October 1, 2006 and the 2011 Notes will mature on October 1, 2011.

Interest Rate.............................................	6.625% per year with respect to the 2004 Notes, 7.250% per year with respect to the 2006 Notes and 8.250% per year with respect to the 2011 Notes.

Interest Payment Dates.............................	April 1 and October 1 of each year, beginning April 1, 2002.

Optional Redemption................................

We may redeem some or all of the 2006 Notes and 2011 Notes at any time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to the date of redemption or (2) the sum of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis, at the treasury rate plus 50 basis points, plus accrued and unpaid interest to the date of redemption. See "Description of New Notes-Optional Redemption."

Ranking....................................................

The new notes will be senior unsecured debt and will rank equally with all of our existing and future senior unsecured debt. The new notes will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing that indebtedness. The new notes will also be structurally subordinated to indebtedness of Tyson's subsidiaries, including IBP's guarantee of Tyson's unsecured 364-Day and Five-Year credit facilities, which provide for borrowings in an aggregate principal amount of up to $1 billion.

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Certain Covenants....................................	The indenture governing the new notes contains certain covenants limiting our and certain of our subsidiaries' ability to:
create liens, or
engage in sale lease-back transactions.
The covenants are subject to important exceptions and qualifications described under "Description of New Notes-Certain Covenants."

RISK FACTORS

You should carefully consider the following factors and the other information contained in, or incorporated by reference into, this prospectus.

Because there is no public market for the new notes, you may not be able to sell your new notes.

        The new notes will be registered under the Securities Act, but will constitute a new issue of notes with no established trading market, and there can be no assurance as to:

  the liquidity of any trading market that may develop;

  the ability of holders to sell their new notes; or

  the price at which the holders would be able to sell their new notes.

If a trading market were to develop, the new notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

We understand that the initial purchasers presently intend to make a market in the new notes. However, they are not obligated to do so, and any market-making activity with respect to the new notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act, and may be limited during the exchange offer or the pendency of any applicable shelf registration statement. There can be no assurance that an active trading market will exist for the new notes or that any trading market that does develop will be liquid.

In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue new notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may be unable to sell your outstanding notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The outstanding notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.

The net proceeds from the sale of the outstanding notes, after deducting estimated expenses and the initial purchasers' discount, were approximately $2.23 billion. We used the net proceeds to repay indebtedness incurred and assumed in connection with the IBP acquisition.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended September 29, 2001. For purposes of calculating the ratios of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, but excluding interest to fifty-percent-owned subsidiaries, (ii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense) and (iii) amortization of debt discount and expense. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this prospectus is a part.
	Fiscal Year Ended

	2001	2000	1999	1998	1997
Ratio of earnings to fixed charges.......................................................	1.92	2.63	3.30	1.41	3.37

THE EXCHANGE OFFER

Purpose of the Exchange Offer

Simultaneously with the sale of the outstanding notes, we entered into an exchange and registration rights agreement with J.P. Morgan Securities, Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc., Mizuho International plc, Rabobank International, acting through its London Branch, Scotia Capital (USA) Inc. and Daiwa Securities SMBC Europe Limited, the initial purchasers of the outstanding notes. Under this exchange and registration rights agreement, we agreed to file a registration statement regarding the exchange of the outstanding notes for registered notes and debentures with terms identical in all material respects. We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the SEC within 180 days of the issuance of the outstanding notes. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

We are conducting the exchange offer to satisfy our contractual obligations under the exchange and registration rights agreement. The form and terms of the new notes are the same as the form and terms of the outstanding notes, except that the new notes will be registered under the Securities Act, and holders of the new securities will not be entitled to the payment of any additional amounts pursuant to the terms of the exchange and registration rights agreement, as described below.

The exchange and registration rights agreements provides that, promptly after the registration statement has been declared effective, we will offer to holders of outstanding notes the opportunity to exchange their outstanding notes for new notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their outstanding notes. We will keep the exchange offer open for at least 20 business days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of outstanding notes. The new notes will be accepted for clearance through DTC, Clearstream and the Euroclear System with a new CUSIP and ISIN number and common code.

Under existing interpretations of the Securities Act by the Staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes will generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of notes, as set forth below). However, any purchaser of notes who is one of our "affiliates," who intends to participate in the exchange offer for the purpose of distributing the exchange notes or who is a broker-dealer who purchased notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the Staff of the SEC, (2) will not be able to tender its notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirements.

If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make certain representations. These representations include that:

    any new notes to be received by you will be acquired in the ordinary course of your business;

    you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or new notes;

    you are not our "affiliate" (as defined in Rule 405 under the Securities Act);

    if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes;

    if you are a broker-dealer, you will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes; and

    you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the new notes are the same as the form and terms of the outstanding notes except that:

    the new notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

    the new notes have been registered under the Securities Act and will therefore not bear legends restricting their transfer; and

    the new notes will not provide for the payment of additional interest as described below under "--Additional Interest."

The new notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $2,250,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on _____________, 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses.

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on _____________, 2002, unless we, in our sole discretion, extend the exchange offer, in which case the exchange offer will expire on the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Interest On the New Notes

The new notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the new notes. Such interest will be paid with the first interest payment on the new notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the new notes.

Interest on the new notes is payable semi-annually on each April 1 and October 1, commencing on _____________, 2002.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either:

        (1) complete, sign and date the letter of transmittal, or a facsimile thereof, and have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the outstanding notes and other required documents to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

        (2) transmit an Agent's Message in connection with a book-entry transfer, together with a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC pursuant to the procedures for book-entry transfer described below under "--Book-Entry Transfer."

To be tendered effectively, the letter of transmittal and other required documents, or the Agent's Message, together with outstanding notes must be delivered prior to 5:00 p.m., New York City time, on the expiration date.

The term "Agent's Message" means a computer generated message transmitted by means of DTC's Automated Tender Offer Program (ATOP), which is received by the exchange agent and forming a part of a confirmation of a book-entry transfer. The Agent's Message contains an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing or agreeing to be bound by the letter of transmittal, each holder will make to us the representations set forth above in the fifth paragraph under the heading "--Purpose of the Exchange Offer."

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or Agent's Message.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered or held in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such broker, dealer, commercial bank, trust company or other nominee promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (the "Medallion System") unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment of this account, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an Agent's Message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

                                        (A)    the tender is made through a member firm of the Medallion System;

(B)    prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, together with a properly executed letter of transmittal or facsimile thereof with any required signature guarantee (or an Agent's Message in the case of a book-entry delivery) and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)    the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, together with a properly executed letter of transmittal or facsimile thereof with any required signature guarantee (or an Agent's Message in the case of a book-entry delivery) and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

    specify the name of the person having deposited the outstanding notes to be withdrawn;

    identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn;

    state that such holder of the outstanding notes is withdrawing his election to have such outstanding notes tendered.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the certificate numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with outstanding notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to withdrawn notes unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

Conditions to Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue new notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)     any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer; or

(2)     any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3)     any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "-- Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Exchange Agent

JPMorgan Chase Bank has been appointed as exchange agent for the exchange offer. Requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery should be directed to the exchange agent addressed as follows:
By Facsimile:	By Overnight Courier, Registered/Certified Mail or Hand:
JP Morgan Trust Bank Facsimile No.: 212-638-7380 Attention Victor Matis	JP Morgan Trust Bank 55 Water Street Room 234, North Building New York, New York 10041 Attention: Victor Matis

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The new notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the new notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

    to us upon redemption thereof or otherwise;

    so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act;

    in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

    outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act; or

    pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

With respect to resales of new notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Shelf Registration

We may be required to file a shelf registration statement to permit certain holders of Registrable Notes (as defined below) who are not eligible to participate in the exchange offer to resell the Registrable Notes periodically without being limited by the transfer restrictions.

We will only be required to file a shelf registration statement if:

    there is a change in law or applicable interpretations of the law by the Staff of the SEC, and as a result we are not permitted to effect the exchange offer as contemplated by the exchange and registration rights agreement; or

    the exchange offer is not consummated by May 15, 2002; or

    any holder of Registrable Notes shall notify us that:

(1)  the holder of the Registrable Notes is prohibited by law or SEC policy from participating in the exchange offer; or

(2)  the holder may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate for such resales by the holder; or

(3)  requested by any of the initial purchasers holding Registrable Notes acquired by them directly from us.

If a shelf registration statement is required, we will:

    file the shelf registration statement with the SEC covering resales of the Registrable Notes;

    cause the shelf registration statement to be declared effective by the SEC;

    use our reasonable best efforts to keep the shelf registration statement continuously effective until the earliest of (a) the time when the Registrable Notes covered by the shelf registration statement may be sold pursuant to Rule 144 (on the express assumption that no holder at such date or within the 90-day period preceding such date was an affiliate of ours, without any limitations under clauses (c), (e), (f) and (h) of Rule 144), (b) two years from the date the notes were issued or (c) the date on which all the Registrable Notes registered thereunder are disposed of in accordance therewith.

The shelf registration statement will permit only certain holders to resell their notes from time to time. In particular, such holders must:

    provide certain information in connection with the registration statement; and

    agree in writing to be bound by all provisions of the exchange and registration rights agreement (including certain indemnification obligations).

A holder who sells Registrable Notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

Additional Interest

If a Registration Default (as defined below) occurs, then we will be required to pay additional interest to each holder of Registrable Notes. Except as otherwise provided below under "Registration Default," during the first 90-day period that a Registration Default occurs and is continuing, we will pay additional interest on the Registrable Notes at a rate of .25% per annum. If a Registration Default shall occur and be continuing for a period of more than 90 days, then the amount of additional interest we are required to pay on the Registrable Notes will increase for each subsequent 90 day period, by an additional .25% per annum until all Registration Defaults have been cured. However, in no event will the rate of additional interest exceed .50% per annum. Such additional interest will accrue only for those days that a Registration Default occurs and is continuing. All accrued additional interest will be paid to the holders of the notes in the same manner as interest payments on the notes, with payments being made on the interest payment dates for notes. Following the cure of all Registration Defaults, no more additional interest will accrue unless a subsequent Registration Default occurs. Additional interest will not be payable on any notes other than Registrable Notes.

You will not be entitled to receive any additional interest on any Registrable Notes if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, such Registrable Notes for exchange notes in the exchange offer.

A "Registration Default" will occur if:

    the exchange offer registration statement is not declared effective by the SEC on or prior to March 31, 2002;

    the exchange offer is not consummated on or prior May 15, 2002;

    we are obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the filing obligation arises;

    we are obligated to file the shelf registration statement, the shelf registration statement is not declared effective on or prior to the 90th day after the filing obligation arises; or

    after this registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable for resales for the period required by the exchange and registration rights agreement; provided that, we are required to pay the additional interest described above only if the failure of the registration statement to be effective or usable continues for more than 60 days (whether or not consecutive) in any 12-month period after completion of the exchange offer, and in such case, from the 61st day until the earlier of the date that the registration statement is again deemed effective or is usable, the date that is the second anniversary of our issuance of the outstanding notes (or if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, the shorter period) or the date as of which all of the applicable notes are sold pursuant to the shelf registration statement.

"Registrable Notes" means the outstanding notes; provided, however, that any notes shall cease to be Registrable Notes when (1) a registration statement with respect to such notes shall have been declared effective under the Securities Act and such notes shall have been disposed of pursuant to the registration statement, (2) such notes have been exchanged for exchange notes which have been registered pursuant to the exchange offer registration statement upon consummation of the exchange offer subject, in the case of this clause (2), to certain exceptions, (3) such notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (4) such notes shall have ceased to be outstanding.

DESCRIPTION OF NEW NOTES

The outstanding notes were, and the new notes will be, issued under an indenture dated as of June 1, 1995, as supplemented from time to time, which we refer to as the "indenture," between us and JPMorgan Chase Bank, as trustee.

We have summarized below selected provisions of the indenture. However, you should realize that this is only a summary, and we have not included all of the provisions of the indenture. A copy of the indenture is available upon request to us at the address set forth under "Where You Can Find More Information." You should read the indenture for provisions that may be important to you. We are incorporating by reference the provisions of the indenture referred to in the following summary, whether by reference to specific provisions or defined terms. The summary is qualified in its entirety by those provisions of the indenture. Capitalized terms used in the summary have the meanings set forth in the indenture. We have set forth some of these definitions under "--Definitions" below.

General

The new notes will have the following terms:
	Principal Amount	Interest Rate Per Year	Maturity Date

Notes due 2004	$ 500,000,000	6.625%	October 1, 2004
Notes due 2006	$ 750,000,000	7.250%	October 1, 2006
Notes due 2011	$1,000,000,000	8.250%	October 1, 2011

We will pay interest on the new notes semi-annually on April 1 and October 1, commencing __________, 2002, to the registered holders thereof on the preceding March 15 or September 15, as the case may be.

The new notes will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing that indebtedness. The new notes will also be structurally subordinated to indebtedness of Tyson's subsidiaries, including IBP's guarantee of our unsecured 364-Day and Five-Year credit facilities, which provide for borrowings in an aggregate principal amount of up to $1 billion. The indenture does not contain any debt covenants or provisions which would afford the holders of the new notes protection in the event of a highly leveraged transaction.

Except as described under "--Certain Covenants" below, the indenture does not limit other indebtedness or securities which may be incurred or issued by us or any of our subsidiaries. The indenture does not impose financial or similar restrictions on us or any of our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that we or any of our creditors may itself be a creditor of that subsidiary.

We may from time to time, without notice to or consent of the holders, issue additional notes of the same tenor, coupon and other terms as the new notes, so that such new notes and the new notes offered hereby shall form a single series. References herein to the new notes shall include (unless the context otherwise requires) any further notes issued as described in this paragraph.

Except to the extent set forth below under "--Optional Redemption," we may not redeem the new notes prior to maturity, and the new notes will not have the benefit of a sinking fund.

The indenture also relates to existing debt securities of ours issued under shelf registration statements and does not limit the aggregate amount of debt securities which may be issued under the indenture and provides that debt securities may be issued in one or more series. Each of the new notes is a separate series of debt securities. The new notes and our debt securities previously issued under the indenture and those that may be issued in the future are referred to as the "debt securities."

All new notes will be exchangeable, transfers of new notes will be registrable, and principal of and interest on the new notes will be payable, at the corporate trust office of the trustee at 450 West 33rd Street, New York, New York. In addition, payment of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States.

All new notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Neither we nor the trustee will impose any service charge for any transfer or exchange of a note; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of new notes.

Optional Redemption

We may redeem the 2006 Notes and 2011 Notes, in whole or in part, at any time at a redemption price equal to the greater of:

  100% of the principal amount of the new notes plus accrued and unpaid interest thereon to the date of redemption; or

  the sum of the remaining scheduled payments of principal of and interest on the new notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption), discounted to its present value as of the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, as determined by the Quotation Agent, plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

"Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Quotation Agent" means the Reference Treasury Dealer appointed by us.

"Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us. However, if the foregoing shall cease to be a primary U.S. Government securities dealer in New York, City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the new notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the new notes or portions thereof called for redemption.

Certain Covenants

Below is a summary of certain of the covenants contained in the indenture.

Restrictions on Liens

We will not, and will not permit any Restricted Subsidiary to, secure any debt by a mortgage or pledge upon any Principal Property belonging to us or a Restricted Subsidiary or any shares of stock or indebtedness of one of our Subsidiaries, whether owned at the date the new notes are first issued or thereafter acquired, unless we secure or cause the Restricted Subsidiary to secure the new notes and other outstanding debt securities equally and ratably with the indebtedness so secured, and for so long as the indebtedness is so secured. This restriction does not, however, apply to:

    the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date the new notes are first issued (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary contemporaneously with the acquisition of the Subsidiary, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price;

    the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date the new notes are first issued existing at the time of the acquisition;

    the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof;

    any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date the new notes are first issued;

    any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

    any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

    any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; or

    any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses, if, in certain cases, the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property.

In the case of the creation, assumption, or non-assumption of any mortgage, pledge or other lien in connection with the acquisition of a Subsidiary or Principal Property, the mortgage, pledge or other lien is permitted only if it attaches solely to the shares of stock, indebtedness or other obligations of the Subsidiary or Principal Property so acquired and the fixed improvements thereon.

Notwithstanding the restriction on liens discussed above, we or any Restricted Subsidiary may create or assume liens in addition to those permitted above, and renew, extend or replace such liens, if at the time of the creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Lease-Back Transactions

We will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, any Principal Property, or any substantial portion thereof, with the intention of taking back a lease of such property, except for transfers and leases between us and a Restricted Subsidiary or between two of our Restricted Subsidiaries and except for leases for a period of three years or less at the end of which it is intended that the use of the property by the lessee will be discontinued. However, we or any Restricted Subsidiary may sell any Principal Property and lease it back for a longer period if:

    we or the Restricted Subsidiary would be entitled, pursuant to the provisions described above under "Restrictions on Liens," to create a mortgage on the property securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding notes; or

    the following conditions are satisfied:

    we promptly inform the trustee of the sale and lease-back transaction,

    the net proceeds of the transaction are at least equal to the fair value (as determined by board resolution of Tyson) of the property to be leased, and we apply an amount equal to the net proceeds of the sale to the retirement, within 180 days after receipt of the proceeds, of Funded Debt incurred or assumed by us or a Restricted Subsidiary (including the new notes).

In lieu of applying the net proceeds to the retirement of Funded Debt, we may, within 75 days after the sale of the property to be leased, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of Tyson (which may include the new notes) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. We must also deliver an officers' certificate stating that we elect to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt.

If we so deliver debentures or notes to the applicable trustee and duly deliver the officers' certificate, the amount of cash which we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes. However, in the case of debentures or notes which provide for an amount less than the principal amount to be due and payable upon a declaration of their maturity, the amount of cash will be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of their maturity.

Notwithstanding the restriction on sale and lease-back transactions discussed above, we or any Restricted Subsidiary may enter into a sale and lease-back transaction in addition to those permitted above without any obligation to retire any outstanding notes or other funded debt if at the time of entering into the sale and lease-back transaction and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

Definitions

The indenture contains the following defined terms that are used in the covenants.

"Attributable Debt" means, as to any particular lease under which any person is at the time liable, other than a capital lease, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Debt" means, as to a capital lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with generally accepted accounting principles.

"Consolidated Net Tangible Assets" means the excess over our current liabilities of all of our assets as determined by us and as would be set forth in a consolidated balance sheet of us and our Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

"Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

    indebtedness of ours and our Restricted Subsidiaries incurred after the date the new notes are first issued and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last paragraph under "--Certain Covenants--Restrictions on Liens"; and

    Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last paragraph under "--Certain Covenants--Restrictions on Sale and Lease-Back Transactions."

"Funded Debt" means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

"Principal Property" means

    land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by us or a Restricted Subsidiary primarily for processing, producing, packaging or storing our products, raw materials, inventories or other materials and supplies and located within the U.S. and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination; and

    certain property referred to in the indenture.

"Principal Property" does not include any property or assets described above that is financed through the issuance of tax exempt governmental obligations, or that has been determined by board resolution of Tyson not to be of material importance to the respective businesses conducted by us or such Restricted Subsidiary, effective as of the date the board resolution is adopted.

"Restricted Subsidiary" means any Subsidiary organized and existing under the laws of the U.S. and the principal business of which is carried on within the U.S. which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than:

    each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and

    each Subsidiary formed or acquired after the date the new notes are first issued for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of our business or assets or those of any Restricted Subsidiary.

However, our board of directors may declare any Subsidiary to be a Restricted Subsidiary effective as of the date the resolution is adopted.

"Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person.

Restrictions On Consolidations, Mergers And Sales Of Assets

We may consolidate with, merge with or into a Subsidiary or permit a Subsidiary to consolidate or merge with or into us. We may consolidate with, merge with or into, or sell, convey, or otherwise dispose of all or substantially all of our property and assets to any person or permit such person to merge with or into us so long as:

    immediately after giving effect to the transaction, no default will have occurred and be continuing; and

    either (i) we will be the continuing person or (ii) if we are not to be the continuing person, the continuing person will be a corporation organized and validly existing under the laws of the U.S. or any jurisdiction thereof and will expressly assume, by a supplemental indenture, all of our obligations on all of the debt securities.

In the case we are not the continuing person, we must deliver to the trustee an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture comply with the indenture.

Events Of Default, Notice and Waiver

An "event of default" will occur with respect to the debt securities of any series if:

(a) we default in the payment of the principal of any debt securities of such series when it becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise;

(b) we default in the payment of interest on any debt securities of such series when it becomes due and payable, and such default continues for a period of 30 days;

(c) we default in the performance of or breach any other covenant or agreement of ours with respect to the debt securities of such series notes and the default or breach continues for a period of 30 consecutive days after written notice to us by the trustee or to us and the trustee by the Holders of 25% or more in aggregate principal amount of the debt securities of such series;

(d) an involuntary case or other proceeding is commenced against us under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or for any substantial part of our property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under the federal bankruptcy laws as now or hereafter in effect;

(e) we (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets or (iii) effect any general assignment for the benefit of creditors; or

(f) any other event of default applicable to the debt securities of such series occurs.

If an event of default described in clauses (a), (b), (c) or (f) above (if such event of default under clause (c) or (f) is with respect to one or more than one but not all series of debt securities then outstanding) occurs and is continuing, then either the trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities of each such series then outstanding (each such series voting as a separate class) by notice in writing to us (and to the trustee if given by Holders), may declare the entire principal (or, if any debt securities are Original Issue Discount securities, such portion of the principal as may be specified in the terms thereof) of all the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon the declaration the same will become immediately due and payable.

If an event of default described in clause (c) or (f) occurs and is continuing with respect to all series of debt securities then outstanding, then either the trustee or the Holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the indenture (treated as one class), by notice in writing to us (and to the trustee if given by holders), may declare the entire principal (or, if any debt securities are Original Issue Discount securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon the declaration the same will become immediately due and payable.

If an event of default described in clause (d) or (e) occurs and is continuing, then the principal amount of all the debt securities then outstanding and interest accrued thereon, if any, will become immediately due and payable, without any notice or other action by any Holder or the trustee, to the full extent permitted by applicable law.

Upon the occurrence of certain conditions, the holders of a majority in aggregate principal amount of the debt securities may waive defaults and rescind and annul any declarations for acceleration of payment. However, in no event can the holders waive, or rescind and annul any declaration for acceleration of payment with respect to, an uncured default in the payment of principal, premium (if any), or interest on the debt securities.

Subject to the duty of the trustee during a default to act with the standard of care required by law, the trustee:

    may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the trustee need not investigate any fact or matter stated in the document, but the trustee, in its discretion, may make such further inquiry or investigation into any facts or matters as it may see fit;

    may require an officers' certificate or an opinion of counsel before the trustee acts or refrains from acting, and the trustee will not be liable for any action it takes or omits to take in good faith in reliance on that certificate or opinion;

    may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care;

    will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

    will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the holders of a majority in principal amount of the new notes relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the indenture; and

    may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by the trustee under the indenture in good faith and in reliance on the advice or opinion given.

Except in the case of the indemnification of the trustee and certain other limitations, the holders of at least a majority in aggregate principal amount of outstanding debt securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction. In addition, the trustee may take any other action it deems proper that is not inconsistent with any directions received from holders of the debt securities.

No holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or the new notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

    the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;

    the holders of at least 25% in aggregate principal amount of outstanding debt securities of the series have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

    the holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with the request to institute proceedings;

    the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute a proceeding; and

    during the 60-day period, the holders of a majority in aggregate principal amount of outstanding debt securities of the series have not given the trustee a direction that is inconsistent with the written request to institute proceedings.

A holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

We are required to file annually, not more than 90 days after the end of our fiscal year, with the trustee a certification from our principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of our activities, and those of our Subsidiaries, and our and our Subsidiaries' performance under the indenture and that we have complied with all conditions and covenants under the indenture.

Modification of the Indenture

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to or the consent of any holder of debt securities to:

    cure any ambiguity, defect or inconsistency in the indenture so long as the amendment or supplement will not adversely affect the interests of any holders of the debt securities in any material respect;

    comply with Article 5 of the indenture;

    comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

    evidence and provide for the acceptance of appointment of a successor trustee;

    establish the form(s) or terms of the debt securities of any series, or of the coupons appertaining to the debt securities, as permitted by the indenture;

    provide for uncertificated notes and to make all appropriate changes for such purpose; and

    make any change that does not materially and adversely affect the rights of any holders of the debt securities.

We and the trustee, without prior notice to any holders of the new notes, may amend or supplement the indenture and any the debt securities of any series outstanding with the written consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by the amendment or supplemental indenture (all such series voting as one class). In addition, the holders of a majority in principal amount of the outstanding debt securities of all series affected by the amendment or supplemental indenture (all such series voting as one class) by written notice to the trustee may waive future compliance by us with any provision of the indenture or the debt securities of such series. However, without the consent of each holder of the debt securities of each series affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the indenture, may not:

    extend the stated maturity of the principal of, or any installment of interest on, such holder's debt security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such holder under any mandatory repurchase provision or any right of repurchase at the option of such holder, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof pursuant to the indenture or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, the principal or interest on the debt security or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date therefor);

    reduce the percentage in principal amount of outstanding debt securities of such series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture;

    waive a default in the payment of principal of or interest on any debt securities of such series;

    cause any debt securities of such series to be subordinated in right of payment to any of our obligations; or

    modify any of the provisions of Section 9.2 of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities of any series affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series or of the coupons appertaining to such debt securities.

When the consent of certain holders is required to modify the indenture, it will not be necessary for the consent of those holders to approve the particular form of any proposed amendment, supplement or waiver, but rather will be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, we will give to the holders affected by the amendment, supplement or waiver a notice briefly describing the amendment, supplement or waiver. We also will mail supplemental indentures to holders upon request. However, neither our failure to mail the notice nor the inclusion of a defect in the notice will in any way impair or affect the validity of any amendment, supplemental indenture or waiver.

Discharge, Defeasance And Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the new notes, then at our option:

  we will be discharged from our obligations with respect to the new notes, or we will no longer be under any obligation to comply with certain restrictive covenants under the indenture and certain events of default will no longer apply to us.

If this happens, the holders of the new notes will not be entitled to the benefit of the indenture except for registration of transfer and exchange of new notes and replacement of lost, stolen or mutilated new notes. Such holders may look only to such deposited funds or obligations for payment.

We must deliver to the trustee an opinion of counsel, which will state the change in law which provides the basis for the opinion, to the effect that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for United States federal income tax purposes.

Book Entry, Delivery and Form

Global Notes

The outstanding notes are, and the new notes will be, issued in the form of one or more registered notes in global form, without interest coupons. The Global Notes will be deposited on the date of the closing of the sale of the notes with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Certain Book Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (i) upon deposit of each Global Note, DTC will credit the accounts of participants designated by the initial purchasers with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of new notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of new notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such new notes.

Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any new notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such new notes under the indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for

 Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC 's settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If (i) DTC notifies us that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

Governing Law

The indenture is, and the notes will be, governed by the laws of the State of New York.

Concerning the Trustee

JPMorgan Chase Bank is the trustee under the indenture and will serve as paying agent and registrar. We maintain ordinary banking relationships with affiliates of the trustee, as well as a number of other banks. Affiliates of JPMorgan Chase Bank along with a number of other banks have extended credit facilities to us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of outstanding notes for new notes. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

    tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

    tax consequences to persons holding new notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

    tax consequences to holders whose "functional currency" is not the U.S. dollar;

    tax consequences to partnerships or to persons who hold new notes through a partnership or similar pass-through entity;

    tax consequences to holders who have ceased to be United States citizens or to be taxed as resident aliens;

    U.S. federal gift tax, estate tax (except as to Non-United States Holders) or alternative minimum tax consequences, if any; or

    any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

The exchange of the outstanding notes for the new notes, which have substantially identical terms, should not constitute an exchange for federal income tax purposes. Accordingly, the exchange offer should have no federal income tax consequences to a holder that exchanges its outstanding notes for new notes. For example, there should be no change in a holder's tax basis and such holder's holding period should carry over to the new notes. In addition, the federal income tax consequences of holding and disposing of the new notes should be the same as those applicable to the outstanding notes.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to particular tax consequences to it of exchange outstanding notes for new notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 180th day after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the new notes offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. Kutak Rock LLP is also passing on certain federal income tax matters in connection with the new notes.

EXPERTS

The consolidated financial statements and schedule of Tyson incorporated by reference in Tyson's Annual Report on Form 10-K for the year ended September 29, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of IBP incorporated in this Prospectus by reference to Tyson's Current Report on Form 8-K/A dated August 4, 2001, as amended, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the restatement of IBP's 1999 and 1998 financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

GENERAL INFORMATION

Except as may be disclosed herein (including the documents incorporated by reference), there has been no material adverse change in the financial position or operations of Tyson since September 29, 2001.

Except as may be disclosed in the documents incorporated by reference, Tyson is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have or have had during the previous 12 months a material adverse effect on Tyson's consolidated financial position.

Resolutions relating to the issuance and sale of the new notes were adopted by the Board of Directors of Tyson (or an authorized committee thereof) on August 3, 2001 and September 27, 2001.

The issued and outstanding capital stock of Tyson consists of 247,330,014 shares of Class A common stock and 101,644,598 shares of Class B common stock (as of October 31, 2001), all of which are fully paid.

The notes, the indenture and the purchase agreement are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

The outstanding notes have been accepted for clearance through DTC, Euroclear and Clearstream and have been assigned the following codes:

Description	Principal Amount	Cusip	ISIN	Common Code
6.625% Notes due 2004	$499,800,000	902494AG8	US902494AG85	013680213
6.625% Notes due 2004	$ 200,000	U89075AA0	USU89075AA04	013680159
7.250% Notes due 2006	$714,100,000	902494AH6	US902494AH68	013684839
7.250% Notes due 2006	$ 35,900,000	U89075AB8	USU89075AB86	013682569
8.250% Notes due 2011	$997,825,000	902494AJ2	US902494AJ25	013680345
8.250% Notes due 2011	$ 2,175,000	U89075AC6	USU89075AC69	013680272

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The Tyson By-laws provide that Tyson shall indemnify and hold harmless its directors and officers to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware General Corporation Law, or the DGCL, against all expenses, liabilities and losses incurred in connection with their service or status as directors and officers. Such indemnification would also extend to liabilities arising from actions taken by a director or officer when serving at the request of Tyson as a director or officer of another corporation, or as Tyson's representative in a partnership, joint venture or other enterprise.

        Section 145 of the DGCL, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations.

        Under such provision, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits or otherwise, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless and only to the extent that a court determines that, despite such adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made, with respect to a person who is a director or officer at the time of such determination, only upon a determination by (i) a majority of disinterested directors, even though less than a quorum, (ii) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum, (iii) independent legal counsel in a written opinion or (iv) the stockholders, that indemnification is proper because the applicable standard of conduct is met.

        The effect of the indemnification provisions contained in the Tyson By-laws is to require Tyson to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary and to extend to Tyson's directors and officers the benefits of Delaware law dealing with director and officer indemnification, as well as any future changes which might occur under Delaware law in this area.

        The Tyson By-laws specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under an agreement, provision of law, vote of stockholders or otherwise. As permitted by Section 145(g) of the DGCL, the Tyson By-laws also authorize Tyson to purchase directors' and officers' insurance for the benefit of its past and present directors and officers, irrespective of whether Tyson has the power to indemnify such persons under Delaware law. Tyson currently maintains such insurance as allowed by these provisions.

        The Tyson By-laws also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by Tyson in advance of the final disposition of the matter upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by Tyson pursuant to applicable provisions of the DGCL.

        As noted above, Tyson's directors and officers have certain indemnity rights under the Tyson By-laws and the DGCL and are protected from certain other liabilities by Tyson's existing directors' and officers' insurance.

        Tyson has also entered into supplemental indemnification agreements with its directors and with certain officers designated by the Tyson board of directors, or, collectively the Indemnitees, which broaden the scope of indemnity that has traditionally been provided by Tyson to such persons under the terms of the Tyson By-laws and the DGCL.

        The indemnification agreements with the Indemnitees provide that, subject to certain important exceptions, the Indemnitees shall be indemnified to the fullest possible extent permitted by law against any amount which they become legally obligated to pay because of any act or omission or neglect or breach of duty. Such amount includes all expenses (including attorneys' fees), damages, judgments, costs and settlement amounts, actually and reasonably incurred or paid by them in any action or proceeding, including any action by or in the right of Tyson, on account of their service as a director or officer of Tyson or any subsidiary of Tyson. The indemnification agreements further provide that expenses incurred by the Indemnitees in defending such actions, in accordance with the terms of the agreements, shall be paid in advance, subject to the Indemnitees' obligation to reimburse Tyson in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreements.

        No indemnification is provided under the indemnification agreements on account of conduct which is adjudged to be deliberately dishonest and material to establishing the liability for which the indemnification is sought. In addition, no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of Tyson in violation of Section 16(b) of the Exchange Act, or of any similar statutory provision, or on account of any remuneration, personal profit or advantage which is adjudged to have been obtained in violation of law. The indemnification agreements also contain provisions designed to protect Tyson from unreasonable settlements or redundant legal expenditures.

        The indemnification agreements also provide for contribution by Tyson, with certain exceptions, to amounts paid by the Indemnitees in any situation in which the Tyson and such individuals are jointly liable (or would be if Tyson were joined in the litigation) if for any reason indemnification is not available. Such contribution would be based on the relative benefits to Tyson and the individuals of the transaction from which liability arose, and on the relative fault in the transaction of Tyson and the individuals. This provision could be applicable in the event a court found that indemnification under the federal securities laws is against public policy and thus not enforceable, as well as under state laws.

        The indemnification agreements provide for substantially broader indemnity rights than those currently granted to the directors and officers of Tyson under the Tyson By-laws, which afforded directors and officers only those express indemnification rights set forth in Section 145 of the DGCL. They are not intended to deny or otherwise limit third party or derivative suits against Tyson or its directors or officers. However, to the extent a director or officer were entitled to indemnification or contribution thereunder, the financial burden of a third party suit would be borne by Tyson, and Tyson would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Item 21. Exhibits and Financial Statement Schedules

(a)     The following exhibits are filed as part of this registration statement or incorporated by reference herein:
Exhibit Number	Description of Document
1.1

Purchase Agreement, dated September 27, 2001, among Tyson Foods, Inc. (the "Issuer"), and J.P. Morgan Securities, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; SunTrust Capital Markets, Inc.; Mizuho International plc; Rabobank International, acting through its London Branch; Scotia Capital (USA) Inc. and Daiwa Securities SMBC Europe Limited (collectively, the "Initial Purchasers").*

4.1

Form of Indenture, dated June 1, 1995, by and among the Issuer and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4 to the Issuer's Amendment No. 1 to Registration Statement on Form S-3, filed with the Commission on May 8, 1995, Registration No. 333-58177).

4.2

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 6.625% Notes due October 1, 2004, together with the form of 6.625% Note (incorporated by reference to Exhibit 4.12 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.3

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 7.250% Notes due October 1, 2006, together with the form of 7.250% Note (incorporated by reference to Exhibit 4.13 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.4

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 8.250% Notes due October 1, 2011, together with the form of 8.250% Note (incorporated by reference to Exhibit 4.14 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.5	Exchange and Registration Rights Agreement, dated October 2, 2001, by and among the Issuer and the Initial Purchasers.*

5.1	Opinion of Kutak Rock LLP regarding the validity of the securities offered hereby.*

8.1	Opinion of Kutak Rock LLP regarding federal income tax considerations.*

12.1	Computation of Ratios of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consents of Kutak Rock LLP (included in Exhibits 5.1 and 8.1).
II-3
24.1

Power of Attorney for each director and officer of Tyson, authorizing the signing of this Registration Statement and amendments thereto on their behalf (included on the signature page of this Registration Statement).

25.1

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank relating to the Indenture and the issuance of the Issuer's Securities (incorporated by reference to Exhibit 25 to the Issuer's Form S-3 Registration Statement, filed with the Commission on March 22, 1995, Registration No. 333-58177).*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

* Filed herewith.

(b)     No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

        (a)     That, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This II-2 47 includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springdale, State of Arkansas, on this 16th day of January, 2002.

TYSON FOODS, INC.

By: /s/ Les R. Baledge
Les R. Baledge
Executive Vice President and
General Counsel

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Les R. Baledge and/or Steven Hankins with full power to act in his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.
Signature	Title	Date
/s/ Don Tyson Don Tyson	Director	January 16, 2002
/s/ John Tyson John Tyson	Chairman of the Board of Directors and Chief Executive Officer	January 16, 2002
/s/ Leland E. Tollett Leland E. Tollett	Director	January 16, 2002
/s/ Donald E. Wray Donald E. Wray	Director	January 16, 2002
/s/ Joe F. Starr Joe F. Starr	Director	January 16, 2002
/s/ Shelby D. Massey Shelby D. Massey	Director	January 16, 2002
/s/ Barbara Allen Barbara Allen	Director	January 16, 2002
/s/ Barbara A. Tyson Barbara A. Tyson	Director	January 16, 2002
/s/ Lloyd V. Hackley Lloyd V. Hackley	Director	January 16, 2002
/s/ Gerald M. Johnston Gerald M. Johnston	Director	January 16, 2002

/s/ David A. Jones David A. Jones	Director	January 16, 2002
/s/ Jim Kever Jim Kever	Director	January 16, 2002
/s/ Joann R. Smith Joann R. Smith	Director	January 16, 2002
/s/ Robert L. Peterson Robert L. Peterson	Director	January 16, 2002
/s/ Richard L. Bond Richard L. Bond	Director, Group President and Co-Chief Operating Officer	January 16, 2002
/s/ Steven Hankins Steven Hankins	Executive Vice President and Chief Financial Officer	January 16, 2002
/s/ Rodney S. Pless Rodney S. Pless	Senior Vice President, Controller and Chief Accounting Officer	January 16, 2002

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1

Purchase Agreement, dated September 27, 2001, among Tyson Foods, Inc. (the "Issuer"), and J.P. Morgan Securities, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; SunTrust Capital Markets, Inc.; Mizuho International plc; Rabobank International, acting through its London Branch; Scotia Capital (USA) Inc. and Daiwa Securities SMBC Europe Limited (collectively, the "Initial Purchasers").*

4.1

Form of Indenture, dated June 1, 1995, by and among the Issuer and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4 to the Issuer's Amendment No. 1 to Registration Statement on Form S-3, filed with the Commission on May 8, 1995, Registration No. 333-58177).

4.2

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 6.625% Notes due October 1, 2004, together with the form of 6.625% Note (incorporated by reference to Exhibit 4.12 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.3

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 7.250% Notes due October 1, 2006, together with the form of 7.250% Note (incorporated by reference to Exhibit 4.13 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.4

Supplemental Indenture, dated October 2, 2001, by and among the Issuer and JPMorgan Chase Bank, as trustee, relating to the Issuer's 8.250% Notes due October 1, 2011, together with the form of 8.250% Note (incorporated by reference to Exhibit 4.14 to the Issuer Annual Report on Form 10-K for the fiscal year ended September 29, 2001).

4.5	Exchange and Registration Rights Agreement, dated October 2, 2001, by and among the Issuer and the Initial Purchasers.*

5.1	Opinion of Kutak Rock LLP regarding the validity of the securities offered hereby.*

8.1	Opinion of Kutak Rock LLP regarding federal income tax considerations.*

12.1	Computation of Ratios of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consents of Kutak Rock LLP (included in Exhibits 5.1 and 8.1).

24.1

Power of Attorney for each director and officer of Tyson, authorizing the signing of this Registration Statement and amendments thereto on their behalf (included on the signature page of this Registration Statement).

II-9
25.1

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank relating to the Indenture and the issuance of the Issuer's Securities (incorporated by reference to Exhibit 25 to the Issuer's Form S-3 Registration Statement, filed with the Commission on March 22, 1995, Registration No. 333-58177).*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

* Filed herewith.